Exhibit 99.1

AdEx Media Announces Plans For Cost Cutting and Restructuring Of Operations Due To Problems Processing Consumer Credit Cards

MOUNTAIN VIEW, Calif., February 22 /PRNewswire-FirstCall/ -- AdEx Media, Inc. (OTC Bulletin Board: ADXM) (the “Company”), a leading performance-driven, online marketing and distribution company, today announced that in connection with current industry-wide pressures by the Credit Card Associations, all of its merchant processing agreements have been terminated rendering the Company temporarily unable to ship or bill consumers for its internal offers. Many of the Company’s third party advertisers are experiencing similar merchant processing problems although the Company will continue to market and promote available third party offers for its advertisers. The Company is currently attempting to secure new merchant processing relationships, including offshore and international processing.

In the interim, the Company is executing a cost-cutting restructuring of operations which will include some permanent and temporary reduction in personnel and changes in compensation and modifications to certain non-executive and executive compensation arrangements.

About AdEx Media, Inc.

AdEx Media, Inc., is an integrated Internet marketing and lead generation publisher and developer, manufacturer, and marketer of consumer products. AdEx both markets and distributes its own products, developed pursuant to strategic partnerships with manufacturers, and offers its third-party advertising customers a multi-channel Internet advertising network and diversified solutions for direct advertisers and agencies. AdEx's marketing platform provides a range of services including (i) search marketing, (ii) display marketing, (iii) lead generation, and (iv)affiliate marketing. AdEx offers advertisers a compelling value proposition by offering true pay-per-performance pricing, commonly known as cost-per-action (CPA) or pay-per-action (PPA). For more information about AdEx Media, Inc., visit http://www.AdEx.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

Investor Contact:
Boutcher&Boutcher
Aimee Boutcher
(973) 239-2878